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                                                                    EXHIBIT 99.3


                           CONSENT OF PERSON NOMINATED
                     FOR ELECTION TO THE BOARD OF DIRECTORS

     I hereby consent to being named as a person nominated for election to the board of directors of Lennox International Inc., a Delaware corporation, in its Registration Statement on Form S-4 and any amendments thereto, filed with the Securities and Exchange Commission.



                                             /s/ William G. Roth
                                          ------------------------------------
                                          William G. Roth


Dated:  December 15, 1999